Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 27, 2023, by and between Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), and GNI USA, Inc., a Delaware corporation (“Purchaser”).

RECITALS

A.

The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.

Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 8,110,300 units (the “Units”) composed of (i) 811 shares of Series X Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”), of the Company (which shall be collectively referred to herein as the “Shares”), having the designation, preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions as specified in the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on December 27, 2022 (the “Certificate of Designation”), as amended by the Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock substantially in the form attached hereto as Exhibit A (the “Amendment” and the Certificate of Designation as amended by the Amendment being referred to herein as the “Amended Certificate of Designation”), which will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms set forth in the Certificate of Designation and subject to certain beneficial ownership limitations, and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire up to that number of additional shares of Convertible Preferred Stock equal to 100% of the number of Shares purchased by Purchaser (rounded down to the nearest whole share). The shares of Convertible Preferred Stock issuable upon exercise of or otherwise pursuant to the Warrants are collectively referred to herein as the “Warrant Shares.”

C.

The Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”

D.

Prior to the Closing, the Company shall file with the Secretary of State of the State of Delaware the Amendment, duly executed by an officer of the Company.

E.

Following the completion of certain contributions and other transactions contemplated by that certain Business Combination Agreement, dated as of December 26, 2022, as amended on March 29, 2023 and August 30, 2023 (the “Business Combination Agreement”), among the Company, GNI Group Ltd., a company incorporated under the laws of Japan with limited liability, GNI USA, Inc., a Delaware corporation, GNI Hong Kong Ltd., a company incorporated under the laws of Hong Kong with limited liability, Shanghai Genomics, Inc., a company organized under the laws of the People’s Republic of China, Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares, and certain individuals party thereto (the “BC Effective Time”), the Company will be renamed “Gyre Therapeutics, Inc.”

F.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

Article I.
Definitions

1.1

Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate of Purchaser.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the States of New York or California are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Units pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is, at any time, convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Gibson, Dunn & Crutcher LLP.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the earliest of the date that (a) all of the Conversion Shares and the Warrant Shares are covered by an effective Registration Statement, (b) all of the Conversion Shares and the Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) is the one year anniversary of the Closing Date; provided, that a holder of Conversion Shares or Warrant Shares is not an Affiliate of the Company, or (d) all of the Conversion Shares and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Conversion Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Outside Date” means the thirtieth day following the date of this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, is The Nasdaq Capital Market.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 4.11 hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Staff” means the staff of the Commission.

“Subscription Amount” means $5,000,000.

“Subsidiaries” means the consolidated subsidiaries of the Company.

“Threshold Amount” means beneficial ownership of shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Amendment, and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York, 11219, or any successor transfer agent for the Company.

“Unit Purchase Price” means $0.6165 per unit, which unit shall consist of one Share and one Warrant.

Article II.
PURCHASE AND SALE

2.1

Closing.

(a)

Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, such number of Units equal to the quotient resulting from dividing (1) the Subscription Amount for Purchaser by (2) the Unit Purchase Price, rounded down to the nearest whole Share, with each Unit consisting of 1/10,000 of a share of Convertible Preferred Stock and a Warrant to purchase a number of Warrant Shares equal to 100% of the number of Conversion Shares underlying the Convertible Preferred Stock in such Unit. Each Warrant shall have an exercise price equal to $4,915.00 per Warrant Share.

(b)

Closing. The Closing of the purchase and sale of the Units shall take place remotely by electronic means on the Closing Date or at such other locations or means as the parties may mutually agree.

(c)

Form of Payment; Delivery of the Units. At or prior to the Closing Date, Purchaser will pay the Subscription Amount by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to Purchaser prior to the Closing Date. On or before the Closing Date, the Company will instruct its transfer agent to make book-entry notations representing the Shares against delivery of its Subscription Amount. The foregoing notwithstanding, if Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle on a “delivery versus payment” basis, then the Company shall make a book-entry notation reflecting ownership of the Shares whereupon following receipt of such written confirmation from the Company’s transfer agent that a book-entry notation has been made, then Purchaser shall then promptly wire its Subscription Amount as provided in this Article II. The Company shall deliver to Purchaser the Warrants in physical form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof or in Exhibit B), evidencing the number of Warrants Purchaser is purchasing within three (3) Trading Days after the Closing.

2.2

Closing Deliveries.

(a)

On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following (the “Company Deliverables”):

(i)

this Agreement, duly executed by the Company;

(ii)

a PDF copy of the Warrants, executed by the Company and registered in the name of Purchaser, pursuant to which Purchaser shall have the right to acquire such number of Warrant Shares equal to 100% of the number of Conversion Shares issuable to Purchaser, rounded down to the nearest whole share, on the terms set forth therein, with the original Warrants delivered within five (5) Trading Days of Closing;

(iii)

duly executed Irrevocable Transfer Agent Instructions instructing the Transfer Agent to deliver a book-entry statement evidencing the Shares registered in the name of Purchaser; and

(iv)

a certified copy of the Amendment, as filed with the Secretary of State of the State of Delaware.

(b)

On or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)

this Agreement, duly executed by Purchaser; and

(ii)

its Subscription Amount in accordance with Section 2.1(c).

Article III.
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Company. Except as disclosed in the SEC Reports (as defined below), the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to Purchaser:

(a)

Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2023, except for subsidiaries that in the aggregate would not constitute a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(b)

Organization and Qualification. The Company and each of its Subsidiaries have been duly organized, are validly existing as corporations or limited liability entities and are in good standing under the laws of their respective jurisdictions of organization, except where the failure to be so duly organized, validly existing and in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company and each of its Subsidiaries are, and will be, duly licensed or qualified as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the SEC Reports, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”); provided, however, that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by the Transaction Documents or the Business Combination Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with the Transaction Documents or the Business Combination Agreement.

(c)

Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations contemplated by each of the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Company is a party has been duly and validly authorized, executed and delivered by the Company.

(d)

No Conflicts. The issue and sale of the Units and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares, the execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of incorporation, charter or bylaws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations, liens, charges, encumbrances or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)

Filings, Consents and Approvals. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the issue and sale of the Securities, the execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, (ii) the filing (x) with the Commission of one or more Registration Statements in accordance with the requirements of Section 4.11 and (y) with the Delaware Secretary of State of the Amendment, (iii) filings required by applicable state or foreign securities laws, (iv) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (v) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and the Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (vi) the filings required in accordance with Section 4.5 and (vii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)

Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly authorized and validly issued, fully paid and nonassessable and free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly authorized and validly issued, free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Conversion Shares, when issued in accordance with the terms of the Amended Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable, and shall be free and clear of any encumbrances, preemptive rights or restrictions (other than as provided in this Agreement or any restrictions on transfer generally imposed under applicable securities laws). Assuming the accuracy of the representations and warranties of Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the number of shares of (i) Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) and (ii) Common Stock issuable upon conversion of the Convertible Preferred Stock (without taking into account any limitations on the conversion of the Convertible Preferred Stock set forth in the Amended Certificate of Designation). The Company shall, so long as any of the Warrants or Convertible Preferred Stock are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants and the conversion of the Convertible Preferred Stock, respectively, the number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) and issuable upon conversion of the Convertible Preferred Stock (without taking into account any limitations on the conversion of the Convertible Preferred Stock set forth in the Amended Certificate of Designation), respectively.

(g)

Capitalization. On a post-reverse stock split basis, which will be effected on October 30, 2023, the authorized capital of the Company will consist of 400,000,000 shares of Common Stock, 2,531,876 of which were issued and outstanding as of September 30, 2023, and 5,000,000 shares of preferred stock, par value $0.001 per share, 12,340 of which were issued and outstanding as of September 30, 2023. Under the Company’s Plans (as defined below) (i) options to acquire 549,796 shares of Common Stock have been granted and were outstanding as of September 30, 2023, and (ii) 1,701,457 shares of Common Stock remain available for future issuance as of September 30, 2023 to directors, executive officers, employees and consultants of the Company pursuant to the Company’s 2018 Employee Stock Purchase Plan (the “2018 Plan”). Since September 30, 2023, the Company has not issued any equity securities, other than those issued pursuant to the 2018 Plan and any of the Company’s other equity incentive plans disclosed in the SEC Reports (including employee stock purchase plans and any inducement equity plans or awards established in compliance with Nasdaq Marketplace Rules) (collectively, together with the 2018 Plan, the “Plans”) and except as permitted or contemplated by the Business Combination Agreement. Except as set forth in the SEC Reports and as contemplated by the Business Combination Agreement, and other than the shares of Common Stock reserved for issuance under the 2018 Plan, there are no outstanding options, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company has an authorized capitalization as set forth in the SEC Reports, and all of the issued shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the SEC Reports and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and conform in all material respects to the description thereof contained in the SEC Reports. All of the issued shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company, including with respect to the issuance of Shares contemplated hereby. Except as set forth in the SEC Reports, there are no voting agreements, registration rights agreements or other agreements of any kind between the Company and any other Person relating to the securities of the Company, including the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

(h)

SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, the Definitive Proxy Statement on Schedule 14A and the Registration Statements on Form S-3 filed by the Company under the Securities Act being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure to qualify to register the Conversion Shares and the Warrant Shares for resale on Form S-3 or which would prevent Purchaser from using Rule 144 to resell any Securities). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(i)

Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Units by the Company to Purchaser under the Transaction Documents. Assuming the making and the obtaining of the Required Approvals, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(j)

Investment Company The Company is not, and will not be, after giving effect to the offer and sale of the Units, (i) required to register as an “investment company” (within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(k)

No General Solicitation. The Company has not offered or sold any of the Units by any form of general solicitation or general advertising.

(l)

Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchaser’s purchase of the Securities. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.2

Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)

Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Purchaser and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)

No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(c)

Investment Intent. Purchaser has independently evaluated the merits of its decision to purchase the Units pursuant to the Transaction Documents. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Units and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof, and, upon conversion of the Convertible Preferred Stock, will acquire the Conversion Shares issuable upon the conversion thereof, as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Units for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)

Purchaser Status. At the time Purchaser was offered the Units, it was, and at the date hereof it is, and on each date on which it exercises the Warrants and on each date on which it converts the Convertible Preferred Stock, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)

General Solicitation. Purchaser is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)

Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.

(g)

Acknowledgment of Risks.

(i)

Purchaser acknowledges and understands that its investment in the Units involves a significant degree of risk, including, without limitation: (i) the Company remains a development stage business and requires substantial funds in addition to the proceeds from the sale of the Units; (ii) an investment in the Company is speculative, and only purchasers who can afford the loss of their entire investment should consider investing in the Company and the Units; (iii) Purchaser may not be able to liquidate its investment; (iv) transferability of the Units is extremely limited; (v) in the event of a disposition of the Securities, Purchaser could sustain the loss of its entire investment; and (vi) the Company does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the public filings made by the Company with the Commission;

(ii)

Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Units;

(iii)

Purchaser has, in connection with Purchaser’s decision to purchase Units, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, and Purchaser has, with respect to all matters relating to the Transaction Documents and the offer and sale of the Units, relied solely upon the advice of Purchaser’s own counsel and has not relied upon or consulted any counsel to the Company; and

(iv)

Purchaser acknowledges that the Company is entering into this Agreement with Purchaser in reliance on Purchaser’s understanding, acknowledgment and agreement that the Company is privy to material non-public information regarding the Company (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as Purchaser, when making investment decisions, including the decision to enter into this Agreement. Purchaser’s decision to enter into the this Agreement is being made with full recognition and acknowledgment that the Company is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to Purchaser. Purchaser hereby waives any claim, or potential claim, it has or may have against the Company relating to the Company’s possession of Non-Public Information.

(h)

Beneficial Ownership. The purchase by Purchaser of the Units issuable to it at the Closing will not (either with or without aggregating such Securities with the Warrant Shares for which Purchaser’s Warrants are exercisable and the Conversion Shares for which Purchaser’s Convertible Preferred Stock are convertible) result in Purchaser (individually or together with any other Person with whom Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) (when added to any other securities of the Company that it or they then own or have the right to acquire) acquiring, or obtaining the right to acquire, in excess of the Threshold Amount on a post transaction basis that assumes that such Closing shall have occurred. Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of the Threshold Amount on a post transaction basis that assumes that each Closing shall have occurred.

(i)

Access to Information. Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Securities. Purchaser has reviewed the SEC Reports, which serve to qualify certain of the Company representations set forth above.

The Company and Purchaser acknowledge and agree that neither party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

Article IV.
OTHER AGREEMENTS OF THE PARTIES

4.1

Transfer Restrictions.

(a)

Compliance with Laws. Notwithstanding any other provision of this Article IV, Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge, as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act or applicable state securities law. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of Purchaser under this Agreement with respect to such transferred Securities.

(b)

Legends. Any certificates or book-entry notations shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THE OFFER AND SALE OF THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES; PROVIDED, THAT IN CONNECTION WITH ANY FORECLOSURE OR TRANSFER OF THE SECURITIES, THE TRANSFEROR SHALL COMPLY WITH THE PROVISIONS HEREIN, IN THE SECURITIES PURCHASE AGREEMENT, AND UPON FORECLOSURE OR TRANSFER OF THE SECURITIES, SUCH FORECLOSING PERSON OR TRANSFEREE SHALL COMPLY WITH ALL PROVISIONS CONTAINED HEREIN, IN THE SECURITIES PURCHASE AGREEMENT.

The Company acknowledges and agrees that Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser shall promptly notify the Company of any such subsequent transfer or foreclosure. Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between Purchaser and its pledgee or secured party. At Purchaser’s expense, the Company will execute and deliver such reasonable documentation as Purchaser may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)

Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a book-entry notation (or certificate, as applicable) to such holder or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the Securities Act (provided that, if Purchaser is selling pursuant to the effective registration statement registering the Securities for resale, Purchaser hereby agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company and assuming cashless exercise of the Warrants), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions (assuming cashless exercise of the Warrants). Following the earlier of (i) the Effective Date and (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, the Company shall cause Company Counsel to issue to the Transfer Agent a legal opinion. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Securities, the Company will promptly following the delivery by Purchaser to the Company (with written notice to the Company) of (i) a book-entry notation representing Shares, Conversion Shares or Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in the form necessary to affect the reissuance and/or transfer) and an opinion of counsel to the extent required by Section 4.1(a), or (ii) an Exercise Notice (as defined in the Warrants) in the manner stated in the Warrants to effect the exercise of such Warrant in accordance with its terms, deliver or cause to be delivered to Purchaser a book-entry notation free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Book-entry notations subject to legend removal hereunder may be transmitted by the Transfer Agent to Purchaser by crediting the account of Purchaser’s prime broker with DTC as directed by Purchaser.

(d)

Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent to issue to Purchaser (or in such nominee’s name(s) as designated by Purchaser) book-entry notations representing the Shares set forth under “Number of Shares to be Acquired” on the signature pages hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to the Transfer Agent in connection with this Agreement (other than those instructions contemplated in Section 2.2(a)(iii)) and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section 4.1(d), that Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

4.2

Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock (i) issuable upon exercise of the Warrants issued at the Closing (without taking into account any limitations on exercise of the Warrants set forth in the Warrants) and (ii) issuable upon the conversion of the Convertible Preferred Stock issued at the Closing (without taking into account any limitations on the conversion of the Convertible Preferred Stock set forth in the Amended Certificate of Designation).

4.3

Furnishing of Information. In order to enable Purchaser to sell the Securities under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such twelve (12) month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Securities under Rule 144.

4.4

Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5

Securities Laws Disclosure; Publicity. Within four Business Days from the date hereof, the Company will file a Current Report on Form 8-K with the Commission, describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the Amendment and the form of Warrant)). Purchaser covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.5, Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Subject to the foregoing, neither the Company nor Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Purchaser, to make any press release or other public disclosure as is required by applicable law and regulations.

4.6

Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company prepared and filed with such Principal Trading Market an additional shares listing application covering all of the Shares, the Conversion Shares and the Warrant Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares, the Conversion Shares and the Warrant Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter.

4.7

Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).

4.8

Delivery of Shares and Warrants After Closing. Subject to the satisfaction of Purchaser’s obligations under the Transaction Documents, the Company shall deliver, or cause to be delivered, a book-entry statement evidencing the Shares within one Trading Day after the Closing and physical Warrants purchased by Purchaser to Purchaser within three Trading Days of the Closing Date.

4.9

Short Sales and Confidentiality After The Date Hereof. Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.5 and (ii) this Agreement is terminated in full pursuant to Section 6.9. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.5, Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Notwithstanding the foregoing, Purchaser does not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.5; provided, however, Purchaser agrees that it will not enter into any Net Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the earliest of (x) the Effective Date of the initial Registration Statement, (y) the twelve (12) month anniversary of the Closing Date and (z) the date that Purchaser no longer holds any Securities. For purposes of this Section 4.9, a “Net Short Sale” by Purchaser shall mean a sale of Common Stock by Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by Purchaser. For purposes of determining whether there is an equivalent offsetting position in Common Stock held by Purchaser, Warrant Shares that have not yet been issued pursuant to the exercise of Warrants shall be deemed to be held long by Purchaser, and the amount of shares of Common Stock held in a long position shall be all Shares and unexercised Warrant Shares (ignoring any exercise limitations included therein) issuable to Purchaser on such date, plus any shares of Common Stock or Common Stock Equivalents otherwise then held by Purchaser. Moreover, notwithstanding the foregoing, in the event that Purchaser has sold Securities pursuant to Rule 144 prior to the Effective Date of the initial Registration Statement and the Company has failed to issue Securities without legends prior to the settlement date for such sale (assuming that such Securities meet the requirements set forth in Section 4.1(c) for the removal of legends), the provisions of this Section 4.9 shall not prohibit Purchaser from entering into Net Short Sales for the purpose of delivering shares of Common Stock in settlement of such sale. Purchaser understands and acknowledges that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

4.10

Conversion and Exercise Procedures. The form of Notice of Conversion included in the Amended Certificate of Designation sets forth the totality of the procedures required of Purchaser in order to convert the Shares. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order for the registered holder thereof to convert the Shares. No additional legal opinion, other information or instructions shall be required of Purchaser to convert its Shares. The Company shall honor conversions of the Shares and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.11

Registration Rights of Purchaser.

(a)

Mandatory Registration. As promptly as practicable following the date hereof, the Company shall file with the SEC an amendment to the registration statement on Form S-3 (File No. 333-273395) or a registration statement on Form S-3 or similar short form registration statement that may be available at such time or its successor form, or, if the Company is ineligible to use Form S-3, a registration statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale of the Conversion Shares and the Warrant Shares from time to time pursuant to any method or combination of methods legally available to, and requested by, Purchaser then held by such holder that are not then covered by an effective resale registration statement (the “Registration Statement”). The Company will advise Purchaser promptly after it receives oral or written notice thereof of the time when the Registration Statement has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Common Stock registered on the Registration Statement for offering or sale in any jurisdiction or any oral or written request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective until all Securities covered by the Registration Statement are sold in accordance with the intended plan of distribution set forth in the Registration Statement or supplement to the prospectus or such Securities have been withdrawn. The Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or “blue sky” laws in connection with the registration of the Common Stock and Purchaser shall furnish all information concerning Purchaser as may be reasonably requested in connection with any such action.

(b)

Rule 415; Cutback. If at any time the Staff takes the position that the offering of some or all of the Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that Purchaser is not an “underwriter.” In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 4.11(b), the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Purchaser as an “underwriter” in such Registration Statement without the prior written consent of Purchaser. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 4.11 (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (x) the “Filing Deadline” for the Registration Statement including such Cut Back Shares shall be ten Business Days after such Restriction Termination Date, and (y) the “Effectiveness Deadline” with respect to such Cut Back Shares shall be the ninetieth (90th) day immediately after the Restriction Termination Date or the one hundred and twentieth (120th) day if the Staff reviews such Registration Statement (but in any event no later than three (3) Business Days from the Staff indicating it has no further comments on such Registration Statement).

(c)

Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 4.11(a) hereof, the Company will use reasonable best efforts to effect the registration of the Securities in accordance with the intended method of disposition thereof.

Article V.
CONDITIONS PRECEDENT TO CLOSING

5.1

Conditions Precedent to the Obligations of Purchaser to Purchase Securities. The obligation of Purchaser to acquire the Units at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser:

(a)

Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)

Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)

Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)

Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f)

Listing. The Nasdaq Capital Market shall have approved the listing of additional shares application for the Shares, the Conversion Shares and the Warrant Shares.

(g)

No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(h)

Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(i)

Termination. This Agreement shall not have been terminated as to Purchaser in accordance with Section 6.9 herein.

5.2

Conditions Precedent to the Obligations of the Company to sell Securities. The Company’s obligation to sell and issue the Units at the Closing to Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)

Representations and Warranties. The representations and warranties made by Purchaser contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)

Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

(c)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)

Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)

Purchaser Deliverables. Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f)

Listing. The Nasdaq Capital Market shall have approved the listing of additional shares application for the Shares, the Conversion Shares and the Warrant Shares.

(g)

Termination. This Agreement shall not have been terminated as to Purchaser in accordance with Section 6.9 herein.

Article VI.
MISCELLANEOUS

6.1

Fees and Expenses. The Company and Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to Purchaser; provided, that pursuant to Section 6 of the Warrants, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of Warrant Shares or the Warrants in a name other than that of Purchaser or an Affiliate thereof.

6.2

Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3

Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e mail, upon written confirmation of receipt by facsimile, e mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:	Prior to the BC Effective Time:

Catalyst Biosciences, Inc.

12730 High Bluff Drive, Suite 250

San Diego, CA 92130

Attention: Nassim Usman, Ph.D.

E-mail:     nusman@catbio.com

Gyre Therapeutics, Inc.

12770 High Bluff Drive, Suite 150

San Diego, CA 92130

Attention: Charles Wu, Ph.D.

E-mail:     Charles.Wu@Gyretx.com

With a copy to (which shall not constitute notice) (prior to the BC Effective Time only):

Orrick, Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attention: Stephen Thau and David Schwartz

E-mail: sthau@orrick.com and dschwartz@orrick.com

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attention: Ryan A. Murr and Branden C. Berns

E-mail: RMurr@gibsondunn.com and BBerns@gibsondunn.com

If to Purchaser:	GNI USA, Inc.

12730 High Bluff Drive, Suite 250

San Diego, CA 92130

Attention: Ying Luo and Thomas Eastling

E-mail Address: yluo@gnipharma.com and t-eastling@gnipharma.com

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attention: Ryan A. Murr and Branden C. Berns

E-mail: RMurr@gibsondunn.com and BBerns@gibsondunn.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4

Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5

Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction.

6.6

Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.7

Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. Except as expressly set forth in the Transaction Documents, the parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.8

Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.9

Termination. This Agreement may be terminated and the sale and purchase of the Shares and the Warrants abandoned at any time prior to the Closing by either the Company or Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date or the termination date of the Business Combination Agreement, whichever is earlier; provided, however, that the right to terminate this Agreement under this Section 6.9 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 6.9, the Company and Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

6.10

BC Effective Time. From and after the BC Effective Time, all references herein to the “Company” shall refer to Gyre Therapeutics, Inc.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman, Ph.D.
Name: Nassim Usman, Ph.D.
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NAME OF PURCHASER: GNI USA, INC.

By:	/s/ Thomas Eastling
Name: Thomas Eastling
Title: Treasurer and Secretary

Purchase of the Units

Subscription Amount: $5,000,000.00
Unit Purchase Price: $0.6165
Number of Units to Be Acquired: 8,110,300.00

To Be Acquired as Shares of Series X Convertible Preferred Stock: 811

Aggregate number of Shares Subject to Warrants: 811 (100% of the Number of Conversion Shares)

Address for Notice:

GNI USA, Inc.
12730 High Bluff Drive, Suite 250
San Diego, CA 92130
E-mail Address:	yluo@gnipharma.com; t-eastling@gnipharma.com

Attention:	Ying Luo Thomas Eastling

Delivery Instructions:

(if different than above)

c/o Gibson, Dunn & Crutcher LLP

Street: 555 Mission Street, Suite 3000

City/State/Zip: San Francisco, CA 94105

Attention: Ryan A. Murr; Branden C. Berns

EXHIBITS:

A:	Amendment to Certificate of Designation

B:	Form of Warrant

Exhibit A

AMENDMENT TO CERTIFICATE OF DESIGNATION

(Circulated separately)

Exhibit B

Form of Warrant

(Circulated separately)

 2